EXHIBIT 16

                               GRANT THORNTON LLP

April 12, 1999

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Office of the Chief Accountant:

We have read Item 4 included in the attached Form 8-K, dated April 9, 1999, of Admiralty Bancorp, Inc., filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP


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